UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2021

ENOCHIAN BIOSCIENCES INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54478	45-2559340
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2080 Century City East Suite 906 Los Angeles, CA 90067 (Address of principal executive offices)

+1(786) 888-1685

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	ENOB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Director for Any Reason Other than Disagreement with the Company.

On April 16, 2021, Ms. Evelyn D’An formally notified the Board of Directors (the “Board”) of Enochian Biosciences Inc. (the “Company”) of her decision to resign from the Board and the Audit Committee of the Board, effective immediately, in order to accept an engagement to provide financial advisory services to the Company. Ms. D’An’s decision to resign was not the result of any disagreement with the Company on any matters relating to the Company’s operations, policies, or practices. Following her resignation, Ms. D’An entered into a consulting agreement with the Company. Ms. D’An joined the Board as an independent director in March, 2018, and the Company is grateful for her diligent service as a director, audit committee financial expert, and Audit Committee Chair. The Company looks forward to Ms. D’An taking on an active consulting role applying her significant corporate governance and financial experience.

As of April 16, 2021, and following Ms. D’An’s resignation as Audit Committee Chair, the Audit Committee will be comprised of James Sapirstein, Gregg Alton, and Carol L. Brosgart, M.D., whom the Board recently appointed to serve on the Audit Committee. The Board has appointed Mr. Alton to serve as Audit Committee Chair.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENOCHIAN BIOSCIENCES INC.

By:	/s/ Luisa Puche
Name: Luisa Puche Title: Chief Financial Officer

Date: April 16, 2021

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